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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

                                   ----------

        Date of Report (Date of earliest event reported): August 7, 2001

                               ALLOY ONLINE, INC.
             (Exact name of registrant as specified in its charter)

                                    000-26023
                                   (Commission
                                   File Number)


            Delaware                                         04-3310676
        (State or other                                    (IRS Employer
        jurisdiction of                                  Identification No.)
        incorporation)

                        151 WEST 26TH STREET, 11TH FLOOR
                               NEW YORK, NY 10001

               (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (212) 244-4307


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ITEM 5.        Other Events - Name Change

On August 7, 2001, pursuant to a recommendation of its Board of Directors and the approval of its shareholders, Alloy Online, Inc. (the "Company") filed a Certificate of Amendment to its Restated Certificate of Incorporation (the "Amendment) to (i) change the Company's name to "Alloy, Inc." and (ii) increase the number of shares of stock the Company has authority to issue to 60,000,000 shares, consisting of 50,000,000 shares of common stock, par value $.01 per share, and 10,000,000 shares of preferred stock, par value $.01 per share. The full text of the Amendment is attached as Exhibit 3.1. The Amendment became effective upon its filing.

The Amendment was recommended to the Company's shareholders by unanimous vote of its board of directors. The Company obtained shareholder approval for the name change and share increase at its annual meeting of shareholders held on July 26, 2001.

It is not necessary for shareholders to surrender stock certificates bearing the name Alloy Online, Inc. Instead, when certificates are presented for transfer, new certificates bearing the name "Alloy, Inc." will be issued.


Item 7.       Financial Statements, Pro Forma Financial Information and Exhibits

        (a)   Financial statements of business acquired.

              Not applicable.

        (b)   Pro forma financial information.

              Not applicable.

        (c)   Exhibits.


        3.1 Certificate of Amendment of Certificate of Incorporation of Alloy Online, Inc., filed August 7, 2001.


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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  August 13, 2001                             ALLOY ONLINE, INC.
                                                   (Registrant)

                                            By:    /s/ Matthew C. Diamond
                                                   -----------------------------
                                                   Matthew C. Diamond
                                                   Chief Executive Officer


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                                  EXHIBIT INDEX


        3.1 Certificate of Amendment of Certificate of Incorporation of Alloy Online, Inc., filed August 7, 2001.